                                                                    EXHIBIT 4.10

                          HANOVER COMPRESSOR COMPANY
                            SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT AND THE ACCOMPANYING MATERIALS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY A SECURITY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF HANOVER COMPRESSOR COMPANY (THE "COMPANY"), ITS MANAGEMENT AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS THEREOF. THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF AN INVESTMENT IN THE COMMON STOCK, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE, THE INFORMATION CONTAINED HEREIN IS LESS DETAILED AND COMPLETE THAN AN INVESTOR WOULD RECEIVE IF THE COMMON STOCK WERE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR IF AN ALTERNATIVE EXEMPTION FROM SUCH REGISTRATION WERE RELIED UPON.

     THE COMMON STOCK IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND PURSUANT TO THAT CERTAIN FORM OF STOCKHOLDERS' AGREEMENT, ATTACKED HERETO AS EXHIBIT A (THE "STOCKHOLDERS' AGREEMENT"). INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF HIS OR ITS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     THIS AGREEMENT is made and entered into as of _________, _______, 1992 by and among the party set forth on the signature page hereto (the "Investor") and the Company.

                                  WITNESSETH:

     WHEREAS, the Company is a corporation organized under the laws of the State of Delaware and is engaged in the business of selling, leasing, maintaining and refurbishing compressors (the "Compressors") utilized by the natural gas industry;

     WHEREAS, the Company desires to offer (the "Offering") an aggregate of 22,884 shares of its Common Stock, $.01 par value (the "Common Stock") to certain qualified subscribers, of which it is anticipated that 1525.6 shares of such Common Stock will be purchased by the Company's management and 6102.4 shares will be purchased by Hanover Energy Inc. ("HEI"), as hereinafter set forth;

     WHEREAS, the Offering will terminate on April 1, 1992 or such subsequent date, not later than April 20, 1992, as the Company may determine, in its sole and absolute discretion, and without notice to or the consent of any Investor (the "Termination Date"), unless the company shall have accepted subscriptions for all of the shares of common Stock offered pursuant to the Offering and shall have renegotiated the terms and conditions of its existing indebtedness extended by Manufacturers Hanover (the "MH Indebtedness"), on terms not materially less favorable than the terms (the "Minimum Financing Terms") described under the heading "Recent Developments" contained in Exhibit B attached hereto, in each case prior to such date;

     WHEREAS, certain affiliates of the Company reserve the right to purchase any unsold shares of Common Stock offered hereby for their own account. Such Common Stock, if acquired by an affiliate of the Company, will be acquired on the same terms as the Common Stock offered hereby and will be held in accordance with applicable law. It is a condition to the closing of the Offering that various members of the Company's management acquire not less than $1,000,000 of the Common Stock (the "Management Stock") offered hereby. It is anticipated that any unsold shares of Common Stock offered hereby will be acquired by either HEI, which owns 95% of the Company's Common Stock, or by GKH Partners, L.P., a Delaware limited partnership, or its affiliates (collectively, "GKH") which own an aggregate of 64. 18% of the outstanding Common stock of Hanover Energy Holding Corporation, which is the direct parent of HEI;

     WHEREAS, the Investor has previously been given access to and an opportunity to review the documents, agreements, information and reports described in Schedule A attached hereto (the "Data");

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby acknowledge, agree and understand the following:

     THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE ACT, NOR HAS THE COMMON STOCK BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE. THE SALE OF THE COMMON STOCK IS BEING MADE BY THE COMPANY IN RELIANCE ON APPLICABLE EXCEPTIONS UNDER THE ACT AND/OR THE RULES PROMULGATED THEREUNDER. AS A CONDITION TO ANY SALE, THE COMPANY WILL BE RELYING ON CERTAIN REPRESENTATIONS AND WARRANTIES FROM THE UNDERSIGNED AS SET FORTH IN THIS AGREEMENT TO THE EFFECT, AMONG OTHER THINGS, THE UNDERSIGNED IS ACQUIRING HIS OR ITS COMMON STOCK SOLELY FOR HIS OR ITS OWN ACCOUNT AND NOT WITH A VIEW TOWARD DISTRIBUTION OR FRACTIONALIZATION.

     THERE IS NO PUBLIC OR OTHER MARKET FOR THE COMMON STOCK NOR IS SUCH MARKET LIKELY TO DEVELOP. TRANSFER OF THE COMMON

STOCK IS SPECIFICALLY RESTRICTED UNDER THIS SUBSCRIPTION AGREEMENT AND THE STOCKHOLDERS' AGREEMENT. THE INVESTOR HAS NO RIGHT TO REQUIRE THE COMPANY TO REGISTER HIS OR ITS COMMON STOCK UNDER THE ACTS FOR THESE REASONS THE UNDERSIGNED WILL BE REQUIRED TO RETAIN OWNERSHIP OF HIS OR ITS COMMON STOCK AND BEAR THE ECONOMIC RISK OF HIS OR ITS INVESTMENT FOR AN INDEFINITE PERIOD.

     THE UNDERSIGNED SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY COMMUNICATION, WHETHER WRITTEN OR ORAL, FROM THE COMPANY, ITS OFFICERS, DIRECTORS, COUNSEL OR AGENTS, AS LEGAL, TAX OR BUSINESS ADVICE, AND SHOULD CONSULT HIS OR ITS OWN LEGAL COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, ACCOUNTING AND RELATED MATTERS CONCERNING HIS OR ITS INVESTMENT.

     INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

     THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION MADE HEREUNDER IN ITS ABSOLUTE DISCRETION AND FOR WHATEVER REASON.

     1. Subscription. The Investor hereby irrevocably subscribes for the number of shares of Common Stock set forth on the signature page of this Subscription Agreement under the terms and conditions set forth below. The Investor agrees to pay to the Company the sum set forth on the signature page as the purchase price for the Common Stock subscribed for.

     Subject to the terms and conditions hereof, the Investor hereby tenders two executed copies of this Agreement, two executed copies of the Stockholders' Agreement, a completed Form W-9 and a certified or cashier's check made payable to the order of "Hanover Compressor Company" or other immediately available funds (the "Funds") in an amount equal to $655.48 multiplied by the number of shares of Common Stock subscribed for. The Company's acceptance hereof shall be deemed acknowledgment of its receipt of such Funds and documents.

     The Funds shall be promptly deposited in an interest bearing, segregated account and such Funds may be invested in treasury bills or other cash equivalents, as determined in the sole and absolute discretion of the Company. If acceptable subscriptions for all of the shares of Common Stock offered hereby are received prior to the Termination Date, if the Management Stock is subscribed for and if a binding agreement amending the MH Indebtedness on terms not materially less favorable than the Minimum Financing Terms has been entered into prior to the Termination Date (together, the "Offering Conditions"), all subscriptions will be transferred from the segregated bank account to the Company, together with all income, if any, earned thereon. In the event the Offering Conditions have not been satisfied in full prior to the Termination Date, the offering will be terminated and all funds will be returned to Investors with a pro rata share of interest earned thereon, calculated on the basis of the amount of Funds invested by the Investor and the length of time interest on such Funds was earned.

     2. Representation and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

     (a) The undersigned or his or its designated agents or consultants (the "Representatives") have carefully reviewed, are familiar with and understand the Data, the Stockholders' Agreement and Exhibit B attached hereto entitled "Recent Company Developments," and confirm that the Data provided complies in full with the description thereof set forth on Schedule A attached hereto.

     (b) All documents, records and books pertaining to an investment in the Company and requested by him or it have been made available or delivered to him or it, subject to the terms and conditions of that certain Confidentiality Agreement, previously executed by the Investor (the "Confidentiality Agreement"). The undersigned or his or its Representatives have had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of his or its investment and the financial condition, operations and prospects of the Company. No statement, printed material or inducement given or made by the Company or any of its affiliates, agents or representatives is contrary to the information contained herein or contained in the Data and the undersigned acknowledges and agrees that the undersigned has relied solely on the Data in connection with his or its decision to acquire the Common Stock. In addition, the undersigned acknowledges that in reliance upon certain state and federal securities law exemptions, the Investor is receiving less information than the undersigned would have received if an information memorandum complying with Rule 502 (b) (2) of Regulation D promulgated pursuant to the Act had been prepared and made available to him or it or if the Common Stock had been registered pursuant to the Act.

     (c) The undersigned: (i) has adequate means of providing for his or its current needs and possible personal contingencies and has no need for liquidity in his or its Common Stock; (ii) can bear the economic risk of losing his or its entire investment therein; (iii) has, or in the case of a entity Investor, the person making the decision to invest in the Common Stock has such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of this investment; (iv) is, or in the case of a entity Investor, the person making the decision to invest in the Common Stock is familiar with the nature of, and risks attendant, investment in the Common Stock and the natural gas compressor industry generally; and (v) has, or in the case of a entity Investor, the person making the decision to invest in the Common Stock has determined that the purchase of such Common Stock is consistent with his or its financial objectives.

     (d) The undersigned is an "accredited investor" as set forth on Schedule B hereto.

     (e) The address set forth below is the undersigned's true and correct residence (or, if an entity, its principal business address), and the undersigned has no present intention of becoming a domiciliary of any other state or jurisdiction. If the undersigned is an individual, he is registered to vote in, and/or is the holder of a current driver's license issued by, the state of his residence as set forth below.

     (f) The undersigned acknowledges that the Common Stock will be sold (i) pursuant to the applicable exemptions from registration under the securities laws of certain states and (ii) that the Common Stock has not been registered under the Act in reliance upon exemptions from registration provided thereunder and, in connection therewith, the undersigned hereby covenants and agrees that the undersigned will not offer, sell or otherwise transfer the Common Stock except in accordance with this Agreement and with the terms and conditions of the Stockholders' Agreement. The undersigned further agrees the Common Stock will not be transferable (except in accordance with the procedures set forth in the Stockholders' Agreement) without the prior written consent of the Company. The undersigned understands and agrees that the Company will not consent to a transfer of the Common Stock unless the transferee meets the financial and other suitability standards required of an initial subscriber or unless such conditions are waived by the Company in its sole discretion. The Company its sole and absolute discretion, require the Investor to an opinion reasonably may, in deliver of counsel (from a law firm and in form and substance satisfactory to the Company) to the effect that any such transfer is exempt from the registration requirements of the Act. The undersigned further understands that the Company is under no obligation to register the Common Stock on his or its behalf, to assist him or it in complying with any exemption from registration or to consent to the transfer thereof.

     (g) The Common Stock for which the undersigned hereby subscribes is being acquired solely for his or its own account, for investment purposes only, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement. The undersigned has no reason to anticipate any change in his or its circumstances, financial or otherwise, which may cause or require any sale or disposition by him or it of any of the Common Stock subscribed for. In order to induce the Company to issue and sell the Common Stock subscribed for hereby to the undersigned Investor, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Common Stock by anyone but the undersigned Investor.

     (h) This Agreement has been duly and validly executed and delivered by the undersigned and constitutes the valid and binding obligation of the Investor enforceable in accordance with its terms. If the undersigned is a corporation, partnership, trust or other entity, the undersigned represents and warrants that it is authorized and otherwise duly qualified to purchase and hold the Common Stock, and such entity has not been formed for the specific purpose of acquiring the Common Stock unless (in the case of a partnership or corporation) all of its equity owners qualify as accredited individual investors under the standards set forth in Schedule B hereto.

     (i) All information which the undersigned has provided to the Company concerning himself, his financial position and his knowledge of financial and business matters, or in the case of a corporation, partnership, trust or other entity, the information concerning the person making the investment decision on behalf of such entity, including all information contained herein, is true, correct and complete as of the date set forth at the end hereof, and if there should be any change in such information prior to this subscription being accepted, the undersigned will immediately provide the Company with such information.

     (j) The undersigned obtained knowledge of this investment by personal contact with an officer, director, shareholder, affiliate or agent of the Company.

     (k) None of the following has ever been represented, guaranteed or warranted to him or it by the Company:

          (i) that the Company will be profitable or that the undersigned will realize tax benefits in connection with an investment in the Company, or that the undersigned will realize profits or losses, as a result of his or its investment in the Company; or

          (ii) that the past performance or experience on the part of any officer, director, shareholder, employee, agent or affiliate thereof, or any employee, agent or affiliate of the Company will in any way indicate the predictable results of ownership of Common Stock or of the overall venture.

     (1) The undersigned acknowledges, is aware of and understands the following certain specific risks, which risks do not constitute an exhaustive delineation of all material risks attendant an investment in the Company:

          (i) Natural Gas Compressor Industry Considerations. The Company's profitability is, in part, dependent upon the current market for natural gas. Since 1982, there has been an over-supply of natural gas and, consequently, prices have declined significantly and remain at relatively low levels. In general, future prices of natural gas are dependent upon numerous factors beyond the control of the company, including competition, conservation efforts and various economic, political and regulatory developments. The current unsettled energy market, highlighted by recent political events in the Middle East and elsewhere, make it particularly difficult to estimate future prices of natural gas. Although declines in natural gas prices tend to decrease efforts to discover and develop new natural gas reserves, thus placing greater reliance upon older, developed natural gas reserves (which reliance requires additional compression in order to deliver the remaining natural gas reserves to market) a significant decline in the price of natural gas could result in the widespread failure of natural gas producers and would likely have a material adverse effect on the Company's financial condition and results of operation.

          (ii) Potential Liability and Insurance. Natural gas operations are subject to certain risks, including explosions, uncontrollable flows of gas or well fluids, fires, pollution and other environmental risks. These risks could expose the Company to substantial liability for injury and loss of life, property damage, pollution and other environmental damages, and consequential damages, if such damages resulted from a Compressor defect or from the Company's negligence in maintaining, servicing or refurbishing its Compressors.

          Although the Company has obtained certain insurance, as described in greater detail in the Data, no assurance can be given that such insurance is adequate to cover the Company's intended operations, will be generally available in the future or, if available, that premiums will be reasonable. If the Company were to incur a substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if the Company were to incur such liability at a time when it is no longer able to obtain liability insurance, its financial condition could be materially adversely affected. The Company, consistent with industry trends, may find it difficult to obtain adequate insurance coverage against possible liabilities that may be incurred in connection with the conduct of its business. There can be no assurance that all possible types of liabilities that may be incurred by the Company will be covered by its insurance or that the dollar amount of such liabilities will not exceed the Company's policy limits. A partially or completely uninsured claim, if successful and of sufficient magnitude, could have a materially adverse effect on the Company and its financial condition.

          (iii) Additional Environmental Liability Risks. In addition to liability which may arise as a result of an alleged Compressor defect or Company negligence, if environmental damage is found to have occurred as a result of the Company's operating activities, the Company could incur substantial liability. In such event, the Company may be liable for all costs of remediation, as well as certain other costs. Under the Comprehensive Response, Compensation and Liability Act ("CERCLA"), the Company may also be liable for all costs of remediation of any property which it is deemed to be the owner or operator. Various Preliminary Environmental (Phase I) Site Assessments have been conducted with respect to certain properties owned by various subsidiaries of the Company. Such Assessments have identified potential sources of ground contamination. Although remediation efforts have been undertaken by the Company, investors are strongly urged to carefully review such Assessments which are included in the Data.

          (iv) Restrictions Imposed by the Terms of the Company's Indebtedness. The terms of the Company's existing indebtedness impose a variety of restrictions on the Company's operations including, without limitation, limiting the Company's ability to incur additional indebtedness, dispose of its assets and extend guarantees. Such restrictions may limit the Company's ability to fully exploit business opportunities. In addition, under the terms of its existing indebtedness, the Company may not declare or pay any dividend or make any payment for the purchase, redemption or acquisition of any shares of Common Stock. While the Company's receipt of minimum Financing Terms not materially less favorable than the terms described under the heading "Recent Developments" is a condition to the Offering, the Company's management and not an independent third party will determine, in its sole reasonable discretion, whether the conditions to the release of subscription funds shall have been satisfied. Deviations from financing terms described under the heading "Recent Developments" which the Company does not in its sole discretion dean material, will not provide a basis for a return of subscription funds.

          (v) Control by Principal Stockholders. As of March 1, 1992, approximately 95% of the Company's outstanding Common Stock was owned by HEI. Concurrently with the Offering, HEI, GKH, certain affiliates of HEI and various members of the Company's management have been given the opportunity to subscribe for this Offering. It is anticipated that any shares not acquired as a result of this Offering will be acquired either by HEI or GKH. As a result of such ownership and certain agreements under the Agreement, such persons will have the power to appoint not less than a majority of the members of the Company's Board of Directors and thereby control the operations, management and policies of the Company.

          (vi) Factors Affecting Projections. The Company's projected financial statements for the years 1992 through 1995 (the "Projections") included in the Data were prepared by management of the Company in the ordinary course and are based, in part, on assumptions concerning facts and events over which the Company will have no control, and which could, if they change, produce results significantly different from those set forth in the Projections. Furthermore, such assumptions have not been reviewed by an independent third party. There can be no assurance that the actual results of operations will be comparable to those set forth in the Projections. Investors are cautioned against undue reliance on the Projections and are strongly urged to carefully scrutinize the assumptions upon which such Projections are based.

          (vii) Guarantee of Funds Used to Acquire Management Stock. It is a condition to the closing of this Offering that an aggregate of $1,000,000 of the Common Stock will be purchased by certain members of the Company's management team. It is anticipated that any such acquisition may be financed through certain third party loans, 50% of the principal amount of which would be guaranteed by the Company. Were such officers to default on such loans, the Company would be required to repay a portion of such amounts pursuant to its guarantee. The Projections assume that no default shall occur with respect to such loans.

          (viii) Transition of Management. Prior to October 1991, the Company's Chief Executive Officer was William Pollock and its Vice President - Financial was Brenda Phillips. Messrs. McGhan and Bedrich, the current Chief Executive officer and Chief Financial officer, respectively, of the Company, assumed their respective positions in October, 1991 and November, 1992. Although Mr. McGhan served in various capacities for the Company since 1990, including as Chief Operating officer thereof, and although both Messrs. Bedrich and McGhan have extensive management experience generally, Messrs. McGhan and Bedrich have served only briefly in their current respective positions.

     (m) The undersigned acknowledges, and is aware of and understands the following intended uses for the proceeds of the Offering:

          (i) Approximately $5,000,000 of the proceeds will be used to repay a portion of the MH Indebtedness. Such repayment will permit the Company to avoid technical defaults of various financial covenants under documents relating to the MH Indebtedness and obtain the Minimum Financing Terms.

          (ii) Approximately $1,400,000 of the proceeds will be used to pay existing accounts payable of the Company in order to establish the level of trade support necessary to maintain the Company's current level of business activity as well as projected growth.

          (iii) Approximately $8,500,000 of the proceeds will be used for general corporate purposes, including the purchase of additional natural gas compressors, if such purchases are economically justified. While such purchases, if any, should allow the Company to capitalize upon economies of scale, no assurance can be given that demand for the Company's products and services will be sufficient to justify any such acquisitions.

     3. Irrevocability of this Agreement. Except as otherwise provided under applicable law, the Investor agrees that the undersigned shall not cancel, terminate or revoke this subscription Agreement and that this Subscription Agreement shall survive the death, incapacity or disability of the Investor.

     4. Indemnification. The Investor agrees to indemnify and hold harmless the Company and anyone acting on his or its behalf from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by reason of the failure of the Investor to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Investor herein.

     5.  Miscellaneous.

     (a) Notices to the Company. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Investor at his or its address set forth below and to Hanover Compressor Company, 2911 Turtle Creek Boulevard, Suite 500, Dallas, Texas 75219, Attention:
Curtis Bedrich.

     (b) Effect and Interpretation. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

     (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof any may be amended only by a writing executed by all parties. This Agreement, and the information contained herein expressly supersedes all understandings and agreements of the parties (other than the Confidentiality Agreement which shall survive execution hereof to the extent set forth therein), whether written or oral, between the parties with respect to the subject matter hereof.

     (d) Successors. This Subscription Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

     (e) Severability. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Subscription Agreement, but this Subscription Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (f) Certain Tax Matters. Under Sections 1441 and 1442 of the Internal Revenue Code, as amended, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of the interest in the entity is a foreign person. To inform the Company that no withholding is required with respect to any distribution upon any shares of Common Stock, the undersigned hereby certifies as follows: (1) the undersigned is not a non-resident alien for purposes of U.S. income taxation; (2) his or its social security number is as set forth on the signature page; and (3) his or its home address is as set forth an the signature page. The Investor understands under penalties of perjury that this certification may be disclosed to the Internal Revenue Service and that any false statement which the Undersigned has made here could be punished by fine, imprisonment or both.

     The Investor has completed and submitted herewith a Form W-9 relative to the Investor's taxpayer identification number and other matters and does hereby represent and warrant that such form is complete, true and correct.

     (g) Counterparts. This Subscription Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

------------------------------------------------------------------------------
                              Residence Address
                          or if an Entity Investor,
                            address of principal          Total
Signature(s)                 executive offices         Subscription
-------------------------------------------------------------------------------
(If signing in a
representative capacity,
please indicate nature
of such capacity)
-------------------------------------------------------------------------------
                                                         $
------------------------    -------------------------     --------------------

                            -------------------------

                            -------------------------
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                                       10

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                                                         $
------------------------    -------------------------     --------------------

                            -------------------------

                            -------------------------
--------------------------------------------------------------------------------
                                  Mailing Address          Tax I.D. or Social
Please Print Name(s)              If Different              Security No. (s)
--------------------------------------------------------------------------------

------------------------    -------------------------     --------------------

                            -------------------------     --------------------

                            -------------------------
--------------------------------------------------------------------------------

Date: __________________, 1992.
--------------------------------------------------------------------------------

Phone:

(1)  Office:______________   Ext. ______
     Home:________________

(2)  Office:______________   Ext. ______
     Home:________________

___  Individual         ____ Joint Tenants with   _____  Corporation
                             Right Survivorship
                             (Both Parties Sign)         Date Formed:

                                                         _____________

--------------------------------------------------------------------------------

___  Tenants in Common                            _____  Partnership No.
     (Both Parties Sign)                                 of Partners

                                                         _____________
--------------------------------------------------------------------------------
___  Community Property                           _____  Trust (___ Revocable)
     (Both Parties Sign)                                       (___ Irrevocable)

--------------------------------------------------------------------------------
                                                  _____  Other (specify)
--------------------------------------------------------------------------------

                               (Individual Form)

STATE OF        )
                )
COUNTY OF       )

     I, _______________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that the person whose name is subscribed to above appeared before me this day in person, and acknowledged and swore that he signed and delivered the said instrument as his or its respective free and voluntary act and deed for the uses and purposes therein set forth, and that the statements contained therein are true.

     Given under my hand and notarial seal as of the ____ day of ________________, 1992.

My commission expires:


__________________________    ________________________________
                              Notary Public

                                 (Entity Form)

STATE OF        )
                )
COUNTY OF       )

     I, ______________________________________, a Notary Public in and for said
County, in the State aforesaid: do hereby certify that the person whose name is subscribed to above, known to me to be the _____________________ of ____________________________ of (a corporation, partnership, limited partnership, (other), appeared before me this day in person, and acknowledged and swore that he signed and delivered the said instruments on behalf of said entity for the uses and purposes therein set forth, and that the statements contained therein are true.

     Give under my hand and notarial seal as of the ____________ day of ______________, 1992.

My commission expires:


__________________________    ________________________________
                              Notary Public

                                   ACCEPTANCE

     The undersigned hereby accepts the foregoing subscription this ____ day of __________, 1992. This subscription shall not be binding until accepted by Hanover Compressor Company and shall become effective as of the date of such acceptance.

                         HANOVER COMPRESSOR COMPANY

                         By: _____________________________________
                         Its: ____________________________________

                                    EXHIBIT

                            STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS" AGREEMENT (the "Agreement") is made and entered into as of _______________________, 1992 by and among HANOVER COMPRESSOR COMPANY, a Delaware corporation (the "Company"), HANOVER ENERGY INC., a Texas corporation ("HEI"), and the other persons set forth on the signature pages hereof.

     WHEREAS, the Company is authorized to issue 200,000 shares of common stock, $.01 par value (the "Common Stock") and 100,000 shares of series A preferred stock, $.01 par value (the "Preferred Stock");

     WHEREAS, the parties hereto are stockholders (the "Stockholders") of the Company and each owns the number of shares of Common Stock set forth opposite his name on the signature page;

     WHEREAS, the parties hereto wish to provide for the containment of ownership of their shares of Common Stock amongst themselves and certain other persons upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

        1.01 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

                "Affiliate" shall mean any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person (the term "control" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity, and, without limiting the generality of the foregoing, shall conclusively be presumed in the case of ownership of fifty percent (50%) or more of the equity interests of such entity) and their Immediate Family. With respect to any Person which is a trust, the term "Affiliate" shall mean the grantor of such trust and the Immediate Family of the Person who is the grantor of such trust and/or another trust for the benefit of such Person and/or such Person's Immediate Family. No Party to this Agreement will be deemed to be an Affiliate of another party hereto solely because they are Stockholders.

                "Company Notice" shall have the meaning set forth in Section
        3.01 hereof.

                "Company Option" shall have the meaning set forth in Section
        3.02 hereof.

                "Company Option Period" shall have the meaning set forth in
        Section 3.02 hereof.

                "Divorce Transfer" shall mean, as to any Stockholder, the execution by such Stockholder of a property settlement agreement, or the entry of a final order of a court against such Stockholder from, which there is no further right of appeal, in respect of a divorce or dissolution of marriage proceeding, the effect of which is to grant rights to all or any part of the Shares owned by such Stockholder to any Person other than such Stockholder.

                "Fair Market Value" shall mean, with respect to any Shares, that price at which parties dealing at arm's length and without any compulsion or duress to either purchase or sell such Shares would agree to purchase and sell such Shares. In the event that the relevant parties are unable to agree as to "Fair Market Value," Fair Market Value shall be determined by an appraisal conducted by an appraiser acceptable to the relevant parties. Such appraiser shall be experienced in making appraisals of businesses or assets similar to those of the Company. Such appraisal shall be final and binding upon the parties hereto and the cost for such appraisal shall be borne equally by the parties in dispute.

                "Immediate Family" shall mean, with respect to any individual, the spouse, parents or children of such individual (regardless of whether legally adopted or biological).

                "Insolvency" shall mean, with respect to any Person, (a) the filing by such Person of any proceeding in bankruptcy or reorganization, (b) the making of an assignment for the benefit of creditors, (c) the failing to vacate, discharge or dismiss within sixty
        (60) days of its initiation either (i) the filing of a proceeding in bankruptcy against such Person or (ii) the appointment of a receiver or trustee for all or any part of his or its assets or property or (d) the attachment or levy, or attempted attachment or levy, against any Shares.

                "Involuntarily offered shares" shall mean the following:

                        (a) if the offer Event results from the Insolvency or
                death of, or the Unpermitted Transfer or attempted Unpermitted Transfer of Shares by, a Stockholder, all of the Shares owned by such Stockholder and, to the extent affected by a Permitted Transferor's Insolvency, all or such affected portion of such Permitted Transfer Shares; and

                        (b) if the Offer Event results from a Divorce Transfer,
                all of the Shares subject to such Divorce Transfer.

                "Legal Representative" shall mean and include any Person empowered or entitled to act with respect to the property of any Stockholder, including, but not limited to, any executors, administrators, trustees or conservators of any insolvent, dissolved, deceased or legally incompetent Stockholder.

                "Offer" shall have the meaning set forth in Section 3.01 hereof.

                "Offer Event" shall mean any of the following:

                        (a) the Insolvency of a Stockholder or a Permitted
                Transferor (other than a Significant Stockholder) where, under applicable law, such Permitted Transferor's Insolvency affects the Permitted Transfer Shares;

                        (b) any Unpermitted Transfer or attempted Unpermitted
                Transfer of Shares by a Stockholder;

                        (c) the death of a natural Stockholder; or

                        (d) a Divorce Transfer relative to Shares.

                "Offer Event Notice" shall have the meaning set forth in Section
        4.01 hereof.

                "Offering Stockholder" shall have the meaning set forth in
        Section 3.01 hereof.

                "Permitted Transfer Shares" shall have the meaning set forth in
        Section 2.02 hereof.

                "Permitted Transferee" shall mean, with respect to any Stockholder, (a) an Affiliate of a Stockholder, (b) one or more members of such Stockholder's Immediate Family, (c) a trust for the benefit of such Stockholder and/or one or more members of such Stockholder's Immediate Family and (d) the beneficiary of such Stockholder where such Stockholder is a trust or one or more members of such beneficiary's Immediate Family.

                "Permitted Transferor" shall mean any Stockholder who transfers all or a portion of his or its Shares to a Permitted Transferee pursuant to the terms of subsection (a) of Section 2.02 hereof.

                "Person" shall mean any individual, partnership, corporation, trust, business association or other entity.

                "Proposed Voluntary Transfer Consideration" shall have the meaning set forth in Section 3.01 hereof.

                "Purchase Price" shall have the meaning set forth in Section
        5.01 hereof.

                "Shares" shall mean any or all shares of Common Stock of the Company outstanding from time to time and owned by the Stockholders.

                "Significant Stockholder" shall mean any Stockholder which directly or through its Affiliates owns greater than fifty percent (50%) of the Shares.

                "Stockholder" shall mean each of the parties hereto and any Persons to whom such Persons transfer their Shares pursuant to the terms hereof or otherwise and who are bound by the provisions hereof.

                "Stockholder Notice" shall have the meaning set forth in Section
        3.02 hereof.

                "Stockholder Option" shall have the meaning set forth in Section
        3.03 hereof.

                "Stockholder Option Period" shall have the meaning set forth in
        Section 3.03 hereof.

                "Third Party Purchaser" shall have the meaning set forth in
        Section 3.06 hereof.

                "Unpermitted Transfer" shall mean any disposition or transfer of Shares other than in accordance with the terms and conditions of this Agreement.

                "Voluntarily Offered Shares" shall have the meaning set forth in
        Section 3.01 hereof.

                                  ARTICLE II.

                             DISPOSITION OF STOCK

        2.01 Revocation of Earlier Agreements. This Agreement supersedes all previous agreements made among any of the Stockholders and/or the Company, whether written or oral, relating to the disposition of, or restrictions on the disposition of, the Shares; and all such prior agreements are hereby revoked.

        2.02 Restricted Disposition; Exceptions. No Stockholder or his or its Legal Representative shall, directly or indirectly, voluntarily or involuntarily, assign, sell, pledge, encumber, give or otherwise transfer, dispose of or alienate to any Person by whatever means, any Shares now or at any time hereafter owned by him or it except as follows:

                (a) Each Stockholder shall have the right to transfer all or any part of his or its Shares to one or more Permitted Transferees; provided, however, that such transferred Shares (the "Permitted Transfer Shares") shall remain subject to all of the terms and conditions of this Agreement and such Permitted Transferee (s) shall first comply with the provisions of Article VIII hereof;

                (b) Each of the Stockholders shall have the right to transfer all or a portion of his or its' Shares to any Person subject to the restrictions of Article III hereof;

                (c) The Shares of a Stockholder may be transferred subject to the restrictions of Article IV hereof; and

                (d) The Shares of a Significant Stockholder, together with the Shares of his or its Permitted Transferees, may be transferred without restriction hereunder (except for the restriction set forth in Section
        3.05 hereof), but subject to applicable federal and state securities laws.

                                 ARTICLE III.

                        OPTION UPON VOLUNTARY TRANSFER

        3.01 Notice of Transfer. If a Stockholder (other than a Significant Stockholder, which shall not, except as otherwise expressly set forth herein to the contrary, be subject to the transfer restrictions set forth in this Article III, but shall be entitled to participate in any sale or disposition pursuant to
Section 3.05 hereof) receives a bona fide written offer (the "Offer") from a third party to purchase all or a portion of his or its Shares for cash (the "Voluntarily offered Shares") and such Stockholder (the "Offering Stockholder") desires to accept the offer, the Offering Stockholder shall give written notice to the Company (the "Company Notice") of his or its intention to transfer the Voluntarily Offered Shares. In addition to stating the intention to transfer the Voluntarily Offered Shares, the Company Notice shall state (a) the name, business address and residence address of the proposed transferee, (b) the amount of the consideration to be paid (the "Proposed Voluntary Transfer Consideration"), and (c) any material terms of the sale. The Company Notice shall not be effective unless accompanied by a copy of the offer.

        3.02 Company Option to Purchase. The Company shall have the option (the "Company Option"), exercisable within fifteen (15) days of the date that the Company Notice is deemed given hereunder (the "Company Option Period", to purchase all or a portion of the Voluntarily Offered Shares upon the terms and conditions set forth in Article V hereof. In the event that the Company desires to exercise its Company Option, it shall promptly, but in no event later than immediately prior to the expiration of the Company option Period, deliver written notice of the same to the Offering Stockholder stating the number of Voluntarily Offered Shares that it is willing to purchase pursuant to the Company Option. In the event that the Company shall not elect to so purchase all of the Voluntarily offered Shares, the Company shall promptly, but in no event later than immediately prior to the expiration of the Company Option Period, deliver written notice (the "Stockholder Notice") to the remaining
Stockholders of the number of Voluntarily Offered Shares that the Company does not desire to purchase pursuant to the Company Option and a copy of the Company Notice.

        3.03  Stockholder Option to Purchase.

        (a) In the event that the Company does not elect to purchase all of the Voluntarily Offered Shares pursuant to the Company Option, each Stockholder (other than the Offering Stockholder) shall have the option (the "Stockholder Option"), exercisable within fifteen (15) days of the date that the Stockholder Notice is deemed given hereunder (the "Stockholder Option Period"), to purchase, upon the terms and conditions set forth in Article V hereof, that proportion of the balance of the Voluntarily Offered Shares that equals a fraction, the numerator of which is equal to the number of shares of stock of the Company owned by such Stockholder at the time that the Stockholder Notice is deemed given hereunder and the denominator of which is equal to the total number of shares then owned by all of the Stockholders other than the Offering Stockholder. Each Stockholder desiring to exercise his or its Stockholder Option shall promptly, but in no event later than immediately prior to the expiration of the Stockholder

Option Period, deliver written notice to the Offering Stockholder stating the number of Voluntarily Offered Shares that such Stockholder is willing to purchase pursuant to the Stockholder Option.

        (b) Within five (5) days after the Offering Stockholder has determined which of the other Stockholders have elected to exercise the Stockholder Option, the Offering Stockholder shall deliver a notice to each of the other Stockholders indicating which other Stockholders have elected to purchase their pro rata share of the Voluntarily Offered Shares and whether any of the other Stockholders have declined their option to purchase their respective pro rata share thereof and in the event that one or more other Stockholders have declined to exercise such Stockholder Option, then the Offering Stockholder shall pursuant to such notice grant to each Stockholder who or which has so elected to purchase all of his or its pro rata share of the Voluntarily offered Shares the additional right and option, but not the obligation, to purchase such amounts of the remaining Voluntarily Offered Shares as may be mutually agreed upon by or among such Stockholders, as the case may be, and in the event the Stockholders are unable to agree as to such amount, each such Stockholder may purchase its respective pro rata share (determined on a fully diluted basis) with respect to the number of Shares of the Company held by each other Stockholder who or which has exercised the Stockholder Option. Any Voluntarily Offered shares remaining unpurchased under this Section 3.03(b) due to any such Stockholder electing to purchase less than his or its respective pro rata share of such Voluntarily Offered Shares may be purchased by the other exercising Stockholder(s) in such amounts as may be mutually agreed. Each recipient of such additional Stockholder Option may exercise the same by delivering to the Offering Stockholder written notice to such effect within five (5) days of the Offering Stockholder's delivery of notice granting such additional Stockholder Option. A Stockholder's response to such additional Stockholder Option shall be final, binding and conclusive as to such Stockholder.

        3.04 Forfeiture of Options. If, at the expiration of the last applicable option period, the eligible Persons have not elected to purchase all of the Voluntarily Offered Shares, then and in such event all of the options shall be deemed to have been unexercised, and the Offering Stockholder shall, subject to
Section 3.05 hereof, have the right to sell all of the Voluntarily offered Shares to the party named in the Offer so long as (a) such sale is consummated within sixty (60) days after the expiration of the last applicable option period; (b) such sale is made strictly upon the terms set forth in the Offer and none other; and (c) the proposed transferee agrees, in writing, prior to such transfer, to be bound by the terms of this Agreement.

        3.05 Rights of Inclusion. Notwithstanding anything to the contrary contained herein, in the event one or more Stockholders propose to sell or otherwise dispose of more than fifty percent (50%) of the outstanding Shares of Common Stock pursuant to an Offer and in the event at the expiration of the last applicable option period eligible Persons have not elected to purchase all of the Voluntarily Offered Shares (if applicable), then in such event each Stockholder shall have the right to sell, pursuant to the Offer, the number of Shares of Common Stock equal to the product of (x) the total number of Shares to be acquired pursuant to the offer, multiplied by (y) a fraction, the numerator of which shall be the total number of Shares of Common Stock owned by such Stockholder, and the denominator of which shall be the total number of Shares of Common Stock then outstanding; provided that the rights of inclusion set forth in this Section 3.05 shall be applicable to those Shares of Common Stock issued pursuant to the exercise of options granted under that certain Hanover Compressor Company Stock Compensation Plan, including with respect to those options which become exercisable pursuant to Section 4.1 thereof, on the same terms as are set forth in this Section 3.65. Such sale shall occur on the terms and conditions set forth in the Offer. Simultaneously with the consummation of such sale or other disposition of the Shares, the Offering Stockholder shall remit to each Stockholder electing to sell pursuant to this Section 3.05, the total sales price of the Shares of Common Stock sold by such Stockholder and shall furnish such other evidence of completion of such sale or other disposition and the terms thereof, as may be reasonably requested by such Stockholder. Absent intentional misconduct or gross negligence on the part of the offering Stockholder, the offering Stockholder shall have no liability to any Stockholder with respect to the good faith allocation of purchase price among Stockholders pursuant to the terms hereof. The right of a Stockholder to participate in any sale or disposition of Common Stock pursuant to this Section 3.05 shall be exercisable for a period of ten (10) days following written notice thereof given by the Offering Stockholder and may be exercised only by written notice to such effect. In the event any Stockholder has not given the Offering Stockholder written notice of his or its desire to participate in such sale within such ten (10) day period, such Stockholder will be deemed to have waived any and all of his or its rights with respect to such sale and the Offering Stockholder shall be entitled to sell all of the Voluntarily Offered Shares to the party named in the offer on the terms set forth in Section 3.04 hereof.

     The provisions of this Section 3.05 shall not be applicable to any transfer of Common Stock: (1) to any Permitted Transferee; (2) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (3) pursuant to Rule 144 or Rule 144A or any similar provisions then in effect.

        3.06 Right to Compel Sale. In the event one or more Stockholders owning more than fifty percent (50%) of the Shares propose to sell or otherwise dispose of (including by means of a merger or stock-for-stock exchange) all of its or their respective Shares of Common Stock pursuant to an Offer, then in addition to the right of the remaining Stockholders to, under certain circumstances, participate in such sale pursuant to the provisions of Section 3.05 hereof, the Offering Stockholder may, at its option, require the remaining Stockholders to sell or otherwise dispose of (and to vote their Shares of Common Stock in favor of such transaction, to the extent required) all Shares of Common Stock hold by him or it to the party named in the Offer for the same consideration per Share and otherwise on the same terms and conditions set forth in the Offer. In the event the Offering Stockholder elects to compel the sale of Common Stock pursuant to this Section 3.06, the offering Stockholder shall send written notice to each of the remaining Stockholders, setting forth the consideration per Share to be paid and the other terms and conditions of Offer. Within thirty
(30) days following the date such notice is given, each of the remaining Stockholders shall deliver to the Offering Stockholder certificates evidencing all Shares of Common Stock held by such Stockholder, duly endorsed in blank, together with all other documents reasonably required by the offering Stockholder, in order to consummate such transaction. In the event that a Stockholder shall fail to deliver such certificates as required hereunder, the Company is hereby authorized and directed, and the Company agrees, to immediately thereafter reflect the transfer on its books of such Shares to the party compelling sale thereof (which party shall be deemed for all purposes to legally own such Shares as nominee for such Stockholder with full irrevocable power and authority to vote and dispose of such Shares) and to remit to such Stockholder his or its respective share of the total sales price of the Shares sold pursuant to this Section 3.06 as hereinafter set forth. Thereafter, the Shares held by such Stockholder shall conclusively be presumed lost and of no value.

     If within 120 days after the Offering Stockholder gives notice of their intent to compel the disposition of Shares, they have not completed the sale of all Shares of Common Stock in accordance with the term set forth in such notice, the Offering Stockholder shall return to each Stockholder, all certificates evidencing such Shares of Common Stock previously delivered for sale pursuant hereto, and all of the restrictions contained herein shall continue in effect as if no such notice had been given.

     Promptly, but in no event later than two (2) business days following the consummation of any transaction pursuant to this Section 3.06, the Offering Stockholder shall remit to each of the remaining Stockholders the total sales price of the Shares of Common Stock sold pursuant to this Section 3.06, and shall furnish such other evidence of completion as may reasonably be requested by such Stockholders. Absent intentional misconduct or gross negligence on the part of the offering Stockholder, such Offering Stockholder shall have no liability to any other Stockholder with respect to the good faith allocation of purchase price pursuant to the terms hereof.

                                  ARTICLE IV.

                   OPTION UPON INVOLUNTARY OR OTHER TRANSFER

        4.01 Notice of Offer Event. Promptly, but in no event later than ten
(10) days, after the occurrence of an Offer Event, the Stockholder owning the Involuntarily offered shares, or his or its Legal Representative, shall give the Company written notice (the "Offer Event Notice") of the occurrence of the Offer Event.

        4.02 Options to Purchase in Case of Occurrence of Offer Event. In the event of an of an Offer Event, the Company and the Stockholders (other than the affected Stockholder) shall have the same options to purchase the Involuntarily Offered Shares for the same time periods (commencing on the date that the Offer Event Notice is deemed given hereunder), in the same relative amounts and, except as set forth in Article V hereof, upon the same terms as are set forth in
Article III hereof.

        4.03 Forfeiture of Option; Transfer. In the event that the eligible Persons do not elect to purchase all of the Involuntarily Offered Shares within the last applicable option period, then all acceptances shall be void and the following shall occur:

                (a) if the Offer Event results from the Insolvency of a Stockholder or the Permitted Transferor thereof, the Involuntarily Offered Shares shall be transferred free of the terms of this Agreement;

                (b) if the Offer Event results from an Unpermitted Transfer or attempted Unpermitted Transfer, no transfer of the Involuntarily Offered Shares shall occur, and the Unpermitted Transfer or attempted Unpermitted Transfer of the Involuntarily Offered Shares shall be void for all purposes;

                (c) if the offer Event is triggered by the death of a Stockholder, the Involuntarily Offered Shares shall be transferred pursuant to the terms and conditions of the will, trust instrument or laws of intestate succession, as appropriate, but in any event shall remain subject to all of the provisions and restrictions of this Agreement; and

                (d) if the Offer Event results from a Divorce Transfer, the Involuntarily Offered Shares shall be transferred to the transferee subject to the provisions and restrictions of this Agreement.


                                  ARTICLE V.

                               TERMS OF PURCHASE

        The terms of a purchase pursuant to Articles III and IV shall be as follows:

        5.01 Purchase Price. The purchase price (the "Purchase Price") shall be as follows:

                (a) in the case of any purchase pursuant to Article III hereof, the Proposed Voluntary Transfer Consideration;

                (b) in the case of any purchase pursuant to Article IV hereof (other than in the case of an Unpermitted Transfer or attempted Unpermitted Transfer), the Fair Market Value of the Involuntarily Offered Shares; and

                (c) in the case of any purchase following an Unpermitted Transfer or attempted Unpermitted Transfer, fifty percent (50%) of the Fair Market Value of the Involuntarily offered Shares.

        5.02 Payment. Each purchaser shall pay his proportionate share of the Purchase Price, payable, in the event of a purchase pursuant to Article III hereof, on the terms set forth in the Offer. Each purchaser's proportionate share of the Purchase Price shall equal the proportion which the number of Shares purchased by him or it bears to the total number of Shares purchased by all of such purchasers. Each purchaser shall be liable only for his or its respective proportionate share of the Purchase Price.

        5.03 Time and Place of Closing. The closing shall occur at the principal office of the Company on the date which is thirty (30) days following the expiration of the last applicable option period; provided, however, that in the event that an appraisal is required pursuant to the terms hereof, the closing shall take place within fifteen (15) days after the results of such appraisal have been delivered to the Company or the date set forth above, whichever is later.

                                  ARTICLE VI.

                           DELIVERY OF CERTIFICATES

        If the Shares of any Stockholder are purchased hereunder, the selling Stockholder (or his or its Legal Representative) shall at closing endorse in blank and deliver to the purchaser or purchasers all instruments evidencing such purchased Shares, together with all other documents that may be required in the sole opinion of the Company's attorneys to effect a complete transfer and assignment of the Shares so purchased, free and clear of any lien, pledge, community property rights or encumbrance whatsoever, except as created by the pledge of the Shares pursuant to the terms of the Pledge Agreement. If the selling Stockholder, or his Legal Representative, fails to endorse and deliver all instruments representing the purchased Shares at closing, the instruments representing the purchased Shares shall conclusively be presumed lost and of no value. The officers of the Company are hereby authorized and directed, and the Company agrees, to immediately thereafter reflect such transfer in the records of the Company as of such date and issue new certificates to the purchaser of such purchased Shares.

                                 ARTICLE VII.

                        ENDORSEMENT ON STOCK CERTIFICATE

        Upon the execution of this Agreement, the certificates evidencing the Shares shall be surrendered to the Company and endorsed as follows:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and may not be sold, transferred or otherwise disposed of except in accordance with the Act or laws or an applicable exemption therefrom. The sale, transfer, pledge or other disposition of the shares evidenced by this certificate is restricted by the terms of that certain Stockholders' Agreement dated as of April ____, 1992 by and among Hanover Compressor Company (the "Company") and each of the Stockholders specified therein, which Stockholders, Agreement may be examined at the principal offices of the Company, and any such shares may be sold, transferred, pledged or otherwise disposed of only after compliance with said Stockholders' Agreement."

        Except for certificates issued as the result of the Insolvency of a Stockholder or Permitted Transferor (which certificates shall contain only the first sentence of the foregoing endorsement), and certificates issued after the termination of this Agreement pursuant to Article X, all certificates evidencing Shares which are subsequently issued by the Company shall bear the foregoing endorsement.


                                 ARTICLE VIII.

                             RIGHTS OF TRANSFEREES

        The disposition or transfer of Shares to any transferee pursuant to the terms hereof (other than Shares transferred pursuant to an Offer Event resulting from the Insolvency of a Stockholder or the Permitted Transferor thereof) shall not be deemed to have been fully consummated until such time as the transferee executes and delivers to the Company and each of the remaining Stockholders a signed counterpart of this Agreement. Until this Agreement is executed and delivered as herein provided, the transferee shall not be deemed to be a Stockholder of the Company for any purpose.

                                  ARTICLE IX.

                    SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

     Any Person against whom enforcement of this Agreement is sought hereby declares that it is difficult to measure in money the damages which will occur to a party hereto or a Legal Representative by reason of a failure to perform any of the obligations under this Agreement, including, but not limited to, the failure to transfer Shares to a purchasing Stockholder and the attempted transfer of Shares to a Person in contravention of the terms of this Agreement. Therefore, notwithstanding' any other provision of this Agreement, the parties hereto hereby waive any claim or defense to an action to enforce the provisions hereof or to enjoin the breach hereof of the nature that the party instituting such action or proceeding has adequate remedy at law. Any Person against whom such relief is sought also hereby agrees to waive any requirement that the party instituting such action furnish a bond of any type.

                                  ARTICLE X.

                                     TERM

        10.01 TERM. This Agreement shall commence on the date hereof and shall continue until terminated upon the occurrence of any of the following events:

                (a)  dissolution of the Company;

                (b) the voluntary agreement, in writing, of all of the Stockholders;

                (c) the consummation of a publicly registered offering of any equity or convertible debt securities of the Company; and

                (d) whenever there is only one surviving Stockholder and all obligations of such Stockholder and the estates of deceased Stockholders, one to the other, have been satisfied.

        10.02 Termination. Upon termination of this Agreement, the Company shall, upon surrender to it by the Stockholders of the certificates representing the outstanding Shares then held by the Stockholders, issue to the Stockholders new certificates for an equal number of Shares but without the endorsement set forth in Article VII hereof.

                                  ARTICLE XI.

                     VOTING OF SHARES; NO PREEMPTIVE RIGHTS

        11.01 Voting of Shares. Each Stockholder shall vote his or its Shares of Common Stock at any regular or special meeting of Stockholders or in connection with any written consent executed in lieu of such meeting and shall take all action necessary to ensure that the Certificate of Incorporation and By-Laws of the Company do not at any time, conflict with the provisions of this Agreement.

        11.02 No Preemptive Rights. No Stockholder shall by reason of his or its holding of the Shares have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the Company's stock, whether now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of the Company's stock now or hereafter authorized, whether or not the issuance of any such shares, notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of the Stockholders.

                                 ARTICLE XII.

                                 MISCELLANEOUS

        12.01 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application circumstances.

        12.02 Governing Law. This Agreement shall be construed under the laws of the State of Delaware (without regard to Delaware conflicts of law principles).

        12.03 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed may be deemed to be an original.

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

        12.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Stockholders and their respective heirs, executors, Legal Representatives and permitted assigns.

        12.05 Notices. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after deposit in the United States mail, registered or certified, postage prepaid, addressed to the party to be notified at the following address or at such other address as the party to be notified may, from time to time in writing, furnish to the other parties in the manner provided in this Section:

     If to a Stockholder or      At the last known address of the
     his or its Legal            Stockholder shown on the records
     Representative:             of the Company

     If to HEI or the Company:  2911 Turtle Creek Boulevard
                                Suite 500
                                Dallas, Texas  75219
                                Attn:  Curtis Bedrich

     with a copy to:            Neal Gerber & Eisenberg
                                Two North LasSalle Street
                                Suite 2200
                                Chicago, Illinois  60602
                                Attn:  Richard S. Meller, Esq.

        12.06 Pronouns, Singular and Plural. Where the context so requires, the singular shall include the plural and the plural the singular; and all pronouns shall include the masculine, feminine and neuter.

        12.07 Headings. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

        12.08 Amendments. Subject to Section 12.12 hereof, no amendments or additions to this Agreement shall be binding unless in writing and signed by all the parties hereto.

        12.09 Third Party Beneficiaries. Nothing contained herein shall confer any right or claim upon, or otherwise inure to the benefit of, any third party.

        12.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties in respect of the within subject matter and supersedes all other prior agreements, oral or written, with respect to the same.

        12.11 Capacity and Authority. Each party hereby represents and warrants that he or it has full power, capacity and authority to enter into this Agreement and that his or its doing so is

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

not in violation of any contract or agreement, whether written or oral, to which he or it is a party or by which he or it is bound and will not violate or interfere with the rights of any other Person.

        12.12 Additional Stockholders. Additional Persons may become parties to this Agreement at any time and from time to time without the consent of the other Stockholders at such time, provided that the Company approves the same by executing the signature page in respect of such new party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:                        STOCKHOLDERS:
-------                         ------------

HANOVER COMPRESSOR COMPANY,     HEI
                                ---
 a Delaware corporation
                                HANOVER ENERGY INC.,
                                a Texas corporation

By: _______________________     By: _____________________________
     Its: _________________         Its: ________________________

                                Number of Shares:________

                                Additional Stockholders:

                                _________________________________


                                Number of Shares:________________

                                _________________________________

                                Number of Shares:________________

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